UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On March 29, 2019, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Shutterfly, Inc. (the “Company”) approved a form of amended and restated executive retention agreement (the “Amended Agreement”) to provide enhanced retention benefits to executive officers of the Company through April 1, 2020 (the “Retention Period”). The Amended Agreement is intended to provide additional retention incentives in light of potential uncertainty stemming from the Company’s February 5, 2019 announcements of a CEO transition and formation of a Strategic Review Committee. The Committee authorized the Company to enter into the Amended Agreement with certain executive officers (each, an “Executive”), including each of the following named executive officers: Michael Pope (Senior Vice President and Chief Financial Officer); Satish Menon (Senior Vice President and Chief Technical Officer); and Maureen Mericle (Senior Vice President and Chief Marketing Officer).

The only material change the Amended Agreements make to the executives’ prior retention agreements, the form of which was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 17, 2017, is to increase certain benefit levels from the equivalent of six to 12 months through the Retention Period as described below. The enhanced benefits apply only with respect to a termination of employment not in connection with a change in control; the benefits afforded to the executives in connection with a change in control remain unchanged.

Termination Not in Connection with a Change in Control

If the Executive’s service is terminated by the Company without “Cause” or by the Executive for “Good Reason” (in each case, as defined in the Amended Agreement) prior to the end of the Retention Period, the Executive is entitled to receive the following benefits, subject to the Executive’s execution of a general release of claims:

Terms of Prior Agreement and Amended Agreement after the Retention Period	Terms of Amended Agreement through the Retention Period

• Lump sum cash severance payment equal to 6 months’ base salary	• Lump sum cash severance payment equal to 12 months’ base salary

•  Vesting acceleration of the Executive’s Equity Awards (as defined in the Executive Retention Agreement) as to 50% of the number of shares subject to such Equity Award that would have vested had the Executive completed an additional 12 months of service following the Termination Date (as defined in the Executive Retention Agreement), including any performance-based awards (subject to achievement of the applicable performance criteria)

•  Vesting acceleration of the Executive’s Equity Awards (as defined in the Executive Retention Agreement) as to 100% of the number of shares subject to such Equity Award that would have vested had the Executive completed an additional 12 months of service following the Termination Date (as defined in the Executive Retention Agreement), including any performance-based awards (subject to achievement of the applicable performance criteria)

• Continued employee benefits where the Company or its successor shall pay the Executive’s COBRA premiums for continuation of all health, dental and vision plans for 6 months	• Continued employee benefits where the Company or its successor shall pay the Executive’s COBRA premiums for continuation of all health, dental and vision plans for 12 months

The Amended Agreements are not employment contracts and do not specify an employment term, compensation level or other terms or conditions of employment.

The form of Amended Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the form of Executive Retention Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Amended and Restated Executive Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: April 4, 2019